UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       July 11, 2008

IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)
Yukon, Canada
(State or other jurisdiction of incorporation)
000-30586	98-0372413
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 654 – 999 Canada Place Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

(604) 688-8323
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Transfer Agreement

On July 11, 2008, Ivanhoe Energy Inc. (the “Company”) entered into an Asset Transfer Agreement (the “Agreement”) with Talisman Energy Canada (“Talisman”), an affiliate of Talisman Energy Inc., pursuant to which the Company completed the acquisition from Talisman of all of Talisman’s interests in Leases 10 and 6 located in the Athabasca oilsands region in the Province of Alberta (the “Leases”) together with certain related wells, data and rights (the “Talisman Lease Acquisition”). The Agreement finalized the terms and conditions relating to the Talisman Lease Acquisition agreed to in a preliminary agreement between the Company and Talisman dated May 29, 2008 (the “Preliminary Agreement”).

Specifically, the Company acquired a 100% working interest in Lease 10, a 6,880-acre oilsands lease located approximately 16 kilometres (10 miles) northeast of Fort McMurray, and a 100% working interest in Lease 6, a small, 680-acre block 1.6 kilometres (one mile) south of Lease 10. In the Preliminary Agreement, the Company had also agreed to acquire Talisman’s 75% working interest in Lease 50, a 21,760 gross acre oilsands lease located approximately 19 kilometres (12 miles) southeast of Fort McMurray, subject to the remaining working interest holder not exercising its right of first refusal to acquire Talisman’s interest in Lease 50. The third party right of first refusal was subsequently exercised and the Company did not acquire Talisman’s interest in Lease 50 as part of the Talisman Lease Acquisition. In the Agreement, the Company and Talisman agreed that if the remaining working interest holder does not complete the acquisition of Talisman’s interest in Lease 50 in certain circumstances, the Company will acquire such interest for a purchase price of Cdn.$15 million. The purchase price will be satisfied by the payment of cash of Cdn.$7.5 million at the time of the acquisition of Lease 50, and by a Cdn.$7.5 million increase to the principal amount of the promissory note in favour of Talisman described further in (b) below.

The total purchase price of the Talisman Lease Acquisition (the “Talisman Purchase Price”) was originally to be Cdn.$105 million but was reduced in the Agreement to Cdn.$90 million upon the withdrawal of Lease 50 from the transaction following the exercise of the third party right of first refusal. The Talisman Purchase Price was paid or satisfied by the Company pursuant to the Agreement as follows:

(a)

the Company made a cash payment to Talisman of Cdn.$22.5 million (reduced from Cdn.$30 million upon the withdrawal of Lease 50 from the transaction following the exercise of the third party right of first refusal);

(b)

the Company issued a promissory note to Talisman in the principal amount of Cdn.$12.5 million (reduced from Cdn.$20 million upon the withdrawal of Lease 50 from the transaction following the exercise of the third party right of first refusal), bearing interest at a rate per annum equal to the prime rate plus 2%, calculated daily and not compounded, and maturing on December 31, 2008 (the “2008 Note”);

(c)

the Company issued a second promissory note to Talisman in the principal amount of Cdn.$40 million (the “Convertible Note”), bearing interest at a rate per annum equal to the prime rate plus 2%, calculated daily and not compounded, payable semi-annually, maturing on July 11, 2011 and convertible (as to the outstanding principal amount), at Talisman’s option, into 12,779,552 common shares of the Company (“Common Shares”) at Cdn.$3.13 per Common Share; and

(d)

the Company will make a cash payment to Talisman of Cdn.$15 million if the requisite government and other approvals necessary to develop the northern border of Lease 10 (the “Contingent Payment”) are obtained.

If Talisman elects to fully convert the principal amount of the Convertible Note, the Company will issue 12,779,552 Common Shares to Talisman, representing approximately 4.44% of the issued and outstanding Common Shares after giving effect to the conversion of the Convertible Note and the distribution of 29,334,000 Common Shares issuable upon the conversion of special warrants which were issued by the Company to certain exempt purchasers on July 8, 2008.

Pursuant to certain Security Documents (as defined in the Agreement) entered into by the Company and Talisman on July 11, 2008, the Company’s obligations under the 2008 Note, the Convertible Note and the Contingent Payment are secured by a first fixed charge and security interest in favour of Talisman against the Leases and the related assets acquired by the Company pursuant to the Talisman Lease Acquisition, and a subordinate security interest in and to all other present and after-acquired property of the Company other than the shares of any subsidiary of the Company (whether direct or indirect, current or future). Talisman also has no security interest in any assets of any subsidiary of the Company (whether direct or indirect, current or future).

Under the Agreement, Talisman will also have the right of first offer until July 11, 2011 to acquire any interests in heavy oil projects in the Province of Alberta that the Company or any of its subsidiaries wishes to sell, excluding the Leases (the “ROFO Interests”). In the event that during the period ending July 11, 2011 the Company or any of its subsidiaries wishes to sell, or receives an unsolicited offer for, such interests, the Company will first offer to sell such ROFO Interests to Talisman at the minimum cash price or other consideration for which the Company is prepared to make the disposition. Talisman shall be entitled to elect to purchase such ROFO Interests within 30 days thereafter, subject to compliance with any applicable disputes regarding valuation of any non-cash consideration included in the Company’s offer. If Talisman does not elect to acquire such ROFO Interests with such 30 day period, the Company may dispose of such ROFO Interests within 180 days thereafter at a price and on terms no more advantageous than the original offer by the Company to Talisman.

Back-In Agreement

On July 11, 2008, the Company and Talisman entered into a Back-In Agreement (the “Back-In Agreement”), pursuant to which Talisman retains a back-in right (the “Back-in Right”), exercisable once per Lease until July 11, 2011, to acquire up to a 20% undivided interest in each Lease. The purchase price payable by Talisman were it to exercise the Back-in Right in respect of a particular Lease would be an amount equal to 20% of:

(a)	100% of the Company’s acquisition cost and certain expenses in respect of the relevant Lease if the Back-in Right is exercised on or before July 11, 2009;
(b)	150% of the Company’s acquisition cost and certain expenses in respect of the relevant Lease if the Back-in Right is exercised after July 11, 2009 but on or before July 11, 2010; and
(c)	200% of the Company’s acquisition cost and certain expenses in respect of the relevant Lease if the Back-in Right is exercised after July 11, 2010 but on or before July 11, 2011.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 11, 2008, the Company closed on the previously announced Talisman Lease Acquisition. The description of the Talisman Lease Acquisition contained in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The 2008 Note, the Convertible Note and the Contingent Payment represent obligations of the Company arising other than in the ordinary course of business which constitute a direct financial obligation of the Company. The descriptions of the 2008 Note, the Convertible Note and the Contingent Payment contained in Item 1.01 are incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The Convertible Note described in Item 1.01 is convertible into Common Shares and as such, represents the sale of an equity security in a transaction that is not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Convertible Note was issued by the Company to Talisman outside of the United States in an offshore transaction in reliance on Rule 903 of the Securities Act. The description of the Convertible Note contained in Item 1.01 is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IVANHOE ENERGY INC.
Date: July 17, 2008	By:	/s/ Beverly A. Bartlett
Beverly A. Bartlett Vice President and Corporate Secretary